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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 22, 2008


                                VCA ANTECH, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                 001-16783                  95-4097995
(State or Other Jurisdiction      (Commission               (IRS Employer
     of Incorporation)            File Number)           Identification No.)


                          12401 West Olympic Boulevard
                       Los Angeles, California 90064-1022
               (Address of Principal Executive Offices, Zip Code)

                                 (310) 571-6500
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

AMENDED SEVERANCE AGREEMENT
---------------------------

     On April 25, 2008, VCA Antech, Inc. (the "COMPANY") entered into a letter agreement (the "AMENDED AGREEMENT") with Neil Tauber, the Company's Senior Vice President of Development, which amended and restated his severance agreement dated March 3, 2003. The Compensation Committee approved the terms and conditions of the Amended Agreement on April 22, 2008. Pursuant to the Amended Agreement, the Company agreed to provide to Mr. Tauber certain payments and benefits in the event Mr. Tauber's employment with the Company is terminated, including:

     o If Mr. Tauber's employment is terminated due to his death or disability, the Company will pay Mr. Tauber: (i) a lump sum payment equal to his accrued and unpaid salary and other compensation and his accrued and unused vacation and sick pay; and (ii) within 30 days of the date of termination, a lump sum payment equal to the amount he would have earned as base salary during the two years following the termination date. In addition, the Company will continue to provide specified benefits and perquisites, the vesting of non-performance-based equity awards held by Mr. Tauber will accelerate and the vesting of performance-based equity awards held by Tauber, to the extent they otherwise vest upon attainment of specified performance goals but for the termination of Mr. Tauber's employment, will vest as provided by such performance award.

     o If Mr. Tauber terminates his employment for "Good Reason," if the Company terminates his employment without "Cause," or Mr. Tauber's employment is terminated in the event of a "Change in Control" (as each term is defined in the Amended Agreement), the Company will pay Mr. Tauber: (i) a lump sum payment equal to his accrued and unpaid salary and other compensation and his accrued and unused vacation and sick pay; and (ii) within 30 days of the date of termination, a lump sum payment equal to the sum of the amount he would have earned as base salary during the two years following the termination date and an amount equal to two times Mr. Tauber's average annual bonus. In addition, the Company will continue to provide specified benefits and perquisites, the vesting of non-performance-based equity awards held by Mr. Tauber will accelerate and the vesting of performance-based equity awards held by Mr. Tauber, to the extent they otherwise vest upon attainment of specified performance goals but for the termination of Mr. Tauber's employment, will vest as provided by such performance award.

     o If Mr. Tauber's employment is terminated for any reason, the Company will pay Mr. Tauber an amount equal to the cash amount that would otherwise have become payable to Mr. Tauber under the Cash Incentive Plan (as defined in the Amended Agreement) for any performance period that includes the date of termination, pro rated through the date of termination, conditioned on the attainment of any performance goal(s) specified for such performance award and payable when otherwise payable pursuant to the Cash Incentive Plan.

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     The foregoing description is qualified in its entirety by reference to the
Amended Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

AWARD OF CASH BONUS
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     On April 22, 2008, the Compensation Committee of the Board of Directors of
the Company approved a cash bonus award for Dawn Olsen, the Company's Principal Accounting Officer, Vice President and Controller, in the amount of $41,000.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

EXHIBIT NO.   DESCRIPTION

10.1 Letter Agreement, dated April 25, 2008, by and between VCA Antech, Inc. and Neil Tauber.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



April 28, 2008                      VCA ANTECH, INC.


                                    By:     /s/ Robert L. Antin
                                            ------------------------------------
                                    Name:   Robert L. Antin
                                    Title:  President & Chief Executive Officer





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                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION

10.1 Letter Agreement, dated April 25, 2008, by and between VCA Antech, Inc. and Neil Tauber.